EXHIBIT 10.13

FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

This First Amendment to Distribution Agreement (“Amendment”) is made and entered into as of this 23rd day of August 2007 (“Amendment Effective Date”) by and between Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760 (“BSC”) and Bovie Medical Corporation, 7100 30th Avenue N, St. Petersburg, FL 33710 (“Bovie”).

RECITALS:

WHEREAS, the Parties entered into that certain Distribution Agreement dated as of October 6, 2006 (the “Agreement”);

WHEREAS, capitalized terms used but not otherwise defined herein have the meaning set forth in the Agreement (defined below);

WHEREAS, pursuant to the terms of the Agreement set forth in Section 9.5(iv), the Parties may modify the Agreement only by a writing signed by both Parties;  and

WHEREAS, the Parties have negotiated new terms respecting (i) pricing of Product manufactured by Bovie  **   ** to the **   **, other than (a) Product ordered on the **   ** Order or (b) Product ordered by BSC **   ** to the **   ** for customer training and customer sampling
(**   **Product”), (ii) the addition of **   **, and the removal of **   ** as the **   ** vendor for the **   ** assembled to it (each being a separate component and collectively referred to herein as the **   **, and each set of **   ** and **   ** being referred to herein as a **   **, and (iii) Seller’s obligations under Section 3.2 (Seller’s Vendors) particularly directed to **   **

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated herein and made a part hereof) and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.	Amendment. As of the Amendment Effective Date, the following modifications to the Agreement shall apply:

a.	Amendment to Section 1.3. Section 1.3 of the Agreement (Ordering) is hereby amended as follows:

The seventh sentence of Section 1.3(b) of the Agreement (Ordering) is hereby amended by deleting it in its entirety and replacing it with the following: **   ** Product shall not accrue to the **   ** unit minimum purchase requirement for the **   **”

b.	Amendment to Section 2. Section 2 of the Agreement (Pricing; Payment; Continuous Improvement) is hereby amended by adding a new Section 2.6 to the Agreement with the following language:

“Section 2.6    **   ** Product.  From time to time prior to the **   **Date, Seller may manufacture **   ** Product (defined below) and Buyer shall reimburse Seller for such **   ** Product at the Unit Price set forth below.  Buyer will issue an open purchase order for **   ** units of **   ** Product against which Seller will invoice Buyer for **   ** Product manufactured in furtherance of creating commercially saleable Product.  Notwithstanding anything in this Agreement, Seller will not charge Buyer for, and Buyer will not reimburse Seller for, any **   ** Product in excess of **   ** units, unless such additional units have been ordered by Buyer in advance pursuant to a purchase order from Buyer to Seller.  The following formula sets forth the unit pricing for Pre-Launch Product:

Unit Price = **   **

Where (i) **   ** is the fixed price of the pencil handle and packaging, (ii) **   ** is **   ** (defined below in Section 3.2) transfer price for the **   ** up to a maximum of $15.00 per **   ** (provided, that such **   ** cap only applies to the first **   ** units of **   ** Product), net of all discounts, and (iii) 1.15 reflects Seller’s markup of**   **.  Seller shall not charge Buyer any labor costs related to the manufacture of **   ** Product.

For purposes of this Agreement, **   ** Product” means Product manufactured by Seller prior to the **   ** Date, other than (a) Product ordered on the **   ** Order or (b) Product ordered by Buyer **   ** the **   ** Date for customer training and customer sampling.”

For purposes of this Agreement, **   ** means collectively the Product’s porous tip and tube assembled to it.

c.	Amendment to Section 3.2. Section 3.2 of the Agreement (Seller’s Vendors) is hereby amended as follows:

(i)	by adding the following language to subclause (a) of the eighth sentence thereof: “or ** **, Inc. (** ** immediately after Mott Corporation ** **; and

(ii)	by deleting all references to ** ** in the tenth sentence thereof and replacing each occurrence with ** **

d.
Amendment to Exhibit F.  Exhibit F to the Agreement (Seller’s Vendors) is hereby amended by adding **   ** as a vendor thereto and deleting **   ** as a vendor therefrom, and by adding **   ** as a vendor thereto.

2.
Product Pricing.  In addition to the amendments to the Agreement set forth above, for the purposes of clarity, notwithstanding Section 1.3(f) of the Agreement or Section 1.a. of this Amendment, the transfer prices for Products set forth in Exhibit E of the Agreement shall (a) remain the same as set forth on the Effective Date despite any changes that may occur to the Specifications because of the use of **   **, but shall remain subject to price adjustments otherwise in accordance with the Agreement, including but not limited to Sections 1.3(f) and 2.1 therein, and (b) only apply to Product ordered on the **   ** Order (even though ordered **   ** the **   ** Date) or subsequent orders for Product **   ** the **   ** Date (and not before such time).

3.           Approval and Qualification of Chand Eisenmann.

a.
Buyer shall reasonably cooperate with Seller to promptly approve **   ** as a vendor of the **   **.  Seller will be solely responsible for any and all of Seller’s labor, materials or other expenses associated with phasing in **   ** as a vendor of the **   ** to the extent required for Seller to comply with the Specifications Revision Level Number A-2 approved by Seller on April 4, 2007.

b.
Seller acknowledges and agrees that Buyer’s consent to qualify and approve **   ** as the primary vendor of the **   ** in no way modifies or waives any of Seller’s obligations with respect to Quality Assurance, or otherwise, set forth in the Agreement, except as expressly amended herein.

4.           Selection of Seller’s Vendors.  Notwithstanding anything in this Amendment, Seller reserves the right to select or change its vendors, subject to Buyer’s prior written approval, in accordance with the provisions of Section 3.2 (Seller’s Vendors) of the Agreement.

5.           Effect on Agreement.  Except as expressly stated herein, the terms and conditions of the Agreement are ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have hereby executed this Amendment as of the date first written above.

BOSTON SCIENTIFIC	BOVIE MEDICAL
CORPORATION	CORPORATION

/S/ David McClellan	/S/ Moshe Citronowicz
Signature	Signature

David McClellan	Moshe Citronowicz
Printed Name	Printed Name

President of Oncology	Vice President COO
Title	Title

7-5-07	7-6-09
Date	Date